EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent
------
Leeds Federal Bankshares, Inc.


Subsidiary                       Percentage Owned         State of Incorporation
----------                       ----------------         ----------------------
Leeds Federal Savings Bank              100%                      Federal